                                                                    Exhibit 99.1

[LOGO]
TWO HARBOUR PLACE                                                     NEWS
302 KNIGHTS RUN AVENUE                                                RELEASE
TAMPA, FL 33602
813-209-0600
800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (610) 595-8055



                    MARITRANS REPORTS SECOND QUARTER EARNINGS
                         AND DECLARES QUARTERLY DIVIDEND
                 Announces Redelivery of Fifth Double-hull Barge

         TAMPA, FL - (August 3, 2004) - Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced its second quarter financial results and declared its quarterly dividend.

         Net income for the quarter ended June 30, 2004 was $3.1 million, or $0.37 diluted earnings per share, on revenues of $36.7 million. This compares with net income of $3.8 million, or $0.45 diluted earnings per share, on revenues of $36.2 million for the quarter ended June 30, 2003. Operating income for the quarter ended June 30, 2004 was $5.0 million compared to $6.3 million for the quarter ended June 30, 2003. The second quarter of 2003 included a gain on sale of assets of $1.1 million.
          On a Time Charter Equivalent ("TCE") basis, a commonly used industry measure where direct voyage costs are deducted from revenue, TCE revenue was $30.3 million for the quarter ended June 30, 2004 compared to $30.4 million for the quarter ended June 30, 2003. TCE revenue is a non-GAAP financial measure and a reconciliation of TCE revenue to revenue calculated in accordance with GAAP is attached.
         During the second quarter, the Company experienced lower overall utilization. Utilization for the second quarter of 2004 was 82.5% compared to 86.8% in the second quarter of 2003. This resulted primarily from the M214 being in the shipyard for her double-hull conversion. In addition, increased crew expenses, ongoing patent litigation costs and employee related costs contributed to reduced operating income. During the current quarter, the Company reversed previously recorded insurance claims and deductibles that no longer required a related liability. The impact of this reversal increased operating income by $0.8 million, or approximately $0.06 (after-tax) diluted earnings per share, and is reflected as a reduction of operations expense.
         Jonathan Whitworth, Chief Executive Officer of Maritrans, commented, "Since joining Maritrans in May 2004, I have been extremely impressed with the dedication of our employees and their commitment to providing world class service to our customers. I am pleased that Maritrans was able to maintain its revenue base in the second quarter, despite lower utilization. Our strong market share in growth areas such as Florida, combined with a leading lightering operation in a major Northeast refining system and a successful rebuilding program gives me great confidence in the Company's prospects for the future. Maritrans is committed to maintaining stringent safety and environmental standards, building on the solid history of the Company, and exceeding our high expectations for the future."

Maritrans Reports Second Quarter Earnings and Declares Quarterly Dividend
Page 2
August 3, 2004

FLEET AND MARKET REPORT
         Maritrans owns and operates a fleet of 15 units consisting of four oil tankers and 11 oceangoing married tug/barge units. Approximately 64% of its capacity is double-hulled compared to the Jones Act fleet average of 45%.
         The majority of the Company's fleet was deployed on contract business during the second quarter of 2004. During the quarter, the Company maintained approximately 80% of its business on long-term contracts, which accounted for approximately $29.8 million in revenue. However, volumes of cargos transported in the Northeast decreased due to cyclical dredging at customer refining facilities.
         Spot market rates were slightly higher in the second quarter of 2004 than the same period of 2003. During the quarter an increased number of U.S. Jones Act vessels transporting spot cargoes from the Gulf of Mexico to the U.S. West Coast. This was due to an increased demand for gasoline blend components resulting from the MTBE ban in California and Washington. Low clean product inventories and reduced clean product imports in the areas the Company serves also supported the higher spot rates. The Company expects spot rates, which are currently higher than last year, to remain steady or increase during the remainder of this year. As a result, the Company is currently evaluating the optimal balance between contract and spot coverage, and expects to increase its exposure to the spot market during the second half of the year. However, a majority of the Company's business will remain on contract in 2004.
         Mr. Whitworth added, "Our goal in conducting this evaluation is to best position Maritrans to take full advantage of the positive outlook for the spot market and the expected rate increases resulting from favorable long-term supply fundamentals. In striving to achieve an optimal spot/contract balance, we will seek to provide our shareholders with both earnings stability and upside potential."

DOUBLE-HULL REBUILDING PROGRAM
         Since 1998, Maritrans has been actively engaged in a double-hull rebuilding program aimed at ensuring that the Company's Jones Act fleet is compliant with the U.S. Oil Pollution Act of 1990 ("OPA"). Maritrans' patented process enables the Company to convert its vessels for approximately half the cost of building new vessels. Maritrans has successfully rebuilt five of the original nine single-hull barges requiring conversion to a double-hull.
         Maritrans estimates that the total cost of its barge rebuilding program will exceed $200 million, of which $96 million has been spent to date. The recently completed rebuilding of the M214 and the tug boat Honour cost approximately $26 million and $7 million respectively. In the third quarter of 2004, the Company will begin rebuilding its barge, the OCEAN 193. The rebuild is expected to be completed in the first half of 2005, at a cost of $24 million. As of June 30, 2004, $9.5 million has been paid to the shipyard contractor for this project. The OCEAN 193 rebuild will include the insertion of a "midbody" which will increase her cargo-carrying capacity by approximately 30,000 barrels.
         The Company has patented a double-hull conversion process for both barges and tank ships and continues to evaluate the possibility of converting its two single-hull tank ships into double-hull vessels.
         Mr. Whitworth concluded, "With the redelivery of the M214 in July, Maritrans has achieved an important milestone of rebuilding more than half of our single-hull barges and remains well ahead of competitors in operating an OPA-compliant double-hull fleet. We believe this has positioned Maritrans to benefit from the expected rise in rates resulting from the anticipated long-term shortage of OPA-compliant Jones Act vessels. As we continue to invest in our fleet for the benefit of customers and shareholders, we remain focused on maintaining a strong capital structure and financial flexibility."

Maritrans Reports Second Quarter Earnings and Declares Quarterly Dividend
Page 3
August 3, 2004

CAPITAL EXPANSION
         In June, the Company entered into a new $29.5 million credit facility, with a 9.5-year amortization and a 55 percent balloon payment at the end of the term. The new facility accrues interest at a fixed rate of 6.28 percent and is collateralized by a first security interest in the M214 and Honour. Proceeds of the loan were applied to the outstanding balance of the Company's revolving credit agreement. Maritrans continues to maintain $40 million of available borrowing capacity under its revolving credit agreement.

SECURITY
         In accordance with the International Ship and Port Facility Security Code ("ISPS"), the Company submitted security plans to the U.S. Coast Guard for its vessels, including those vessels that are not required to comply with the new code. The U.S. Coast Guard approved the Company's security plans ahead of the required July 1, 2004 deadline.

DIVIDEND
         Maritrans' Board of Directors declared a quarterly dividend of $0.11 per share, payable on September 1, 2004, to shareholders of record on August 18, 2004. The ex-dividend date will be August 16, 2004.

CONFERENCE CALL INFORMATION
         Maritrans' management will host a conference call on August 4, 2004, at 9:00 a.m. eastern time to discuss the Company's second quarter results. To access this call, please dial 1-800-946-0786. A replay of the call may be accessed by dialing 1-888-203-1112 and providing the reservation number 721378. The replay will be available from 12:00 p.m. eastern time on August 4, 2004, to 12:00 a.m. eastern time on August 11, 2004. The conference call will also be webcast live on Maritrans' website, www.maritrans.com and will be available on the website through August 11, 2004.

ABOUT MARITRANS
         Maritrans Inc. is a U.S. based company with a 76-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans owns and operates one of the largest fleets serving the U.S. coastwise trade. This fleet consists of four oil tankers and eleven oceangoing married tug/barge units with an aggregate fleet capacity of approximately 3.6 million barrels, of which, 64 percent of capacity is double-hulled. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area."

SAFE HARBOR STATEMENT
         The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from those expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), the timing and success of our double-hull rebuilding program, demand for petroleum products, future spot market rates, demand for our services, levels of foreign imports, changes in interest rates, the effect of war or terrorist activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Maritrans Reports Second Quarter Earnings and Declares Quarterly Dividend
Page 4
August 3, 2004




                                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                                 ($ THOUSANDS)

                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                       JUNE 30,                              JUNE 30,
                                                 2004             2003                2004              2003
                                               -------           -------            -------           -------
REVENUE                                        $36,747           $36,212            $71,408           $72,141
VOYAGE COSTS                                     6,401             5,776             12,409            12,861
                                               -------           -------            -------           -------
TIME CHARTER EQUIVALENT                        $30,346           $30,436            $58,999           $59,280
                                               =======           =======            =======           =======


                          UNAUDITED CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
                                ($ THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                       JUNE 30,                              JUNE 30,

                                                2004               2003               2004              2003
                                               -------           -------            -------           -------
REVENUE                                       $ 36,747          $ 36,212           $ 71,408          $ 72,141
OPERATIONS EXPENSE                              18,167            18,077             36,754            36,957
MAINTENANCE EXPENSE                              5,186             5,681             10,485            10,011
GENERAL AND ADMINISTRATIVE EXPENSE               3,120             2,120              5,537             4,285
DEPRECIATION AND AMORTIZATION EXPENSE            5,277             5,168             10,469            10,279
GAIN ON SALE OF ASSETS                            --              (1,099)              --              (1,099)
                                              --------          --------           --------          --------
OPERATING INCOME                                 4,997             6,265              8,163            11,708
OTHER INCOME                                       330               183                428               394
INTEREST EXPENSE                                   348               489                753             1,097
                                              --------          --------           --------          --------
PRE-TAX INCOME                                   4,979             5,959              7,838            11,005
INCOME TAX PROVISION                             1,867             2,205              2,939             4,072
                                              --------          --------           --------          --------
NET INCOME                                    $  3,112          $  3,754           $  4,899          $  6,933
                                              ========          ========           ========          ========

DILUTED EARNINGS PER SHARE                    $   0.37          $   0.45           $   0.58          $   0.82
DILUTED SHARES OUTSTANDING                       8,402             8,356              8,413             8,436
CAPITAL EXPENDITURES                          $  6,958          $  4,145           $ 19,599          $  7,986

UTILIZATION OF CALENDAR DAYS                      82.5%             86.8%              81.2%             88.1%
BARRELS CARRIED (IN MILLIONS)                     44.4              46.8               87.3              92.3


Maritrans Reports Second Quarter Earnings and Declares Quarterly Dividend
Page 5
August 3, 2004


                     UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
                                         ($ THOUSANDS)

                                                                               JUNE 30, 2004     DECEMBER 31, 2003
                                                                               -------------     -----------------

CASH AND CASH EQUIVALENTS                                                          $ 12,072          $  3,614
OTHER CURRENT ASSETS                                                                 26,270            24,417
NET VESSELS AND EQUIPMENT                                                           189,859           180,728
OTHER ASSETS                                                                          4,253            11,770
                                                                                   --------          --------
TOTAL ASSETS                                                                       $232,454          $220,529
                                                                                   ========          ========

CURRENT PORTION OF DEBT                                                            $  3,567          $  2,533
TOTAL OTHER CURRENT LIABILITIES                                                      18,980            18,412
LONG-TERM DEBT                                                                       61,277            57,560
DEFERRED SHIPYARD COSTS AND OTHER                                                    12,981             9,702
DEFERRED INCOME TAXES                                                                47,210            47,148
STOCKHOLDERS' EQUITY                                                                 88,439            85,174
                                                                                   --------          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $232,454          $220,529
                                                                                   ========          ========

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
                                     ($ THOUSANDS)

                                                                                   SIX MONTHS ENDED JUNE 30,

                                                                                    2004               2003

CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                                         $  4,899          $  6,933
DEPRECIATION AND AMORTIZATION                                                        10,469            10,279
OTHER                                                                                 2,343             6,347
                                                                                   --------          --------
TOTAL ADJUSTMENTS TO NET INCOME                                                      12,812            16,626
                                                                                   --------          --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                        17,711            23,559
NET CASH USED IN INVESTING ACTIVITIES                                               (12,264)           (5,917)
                                                                                   --------          --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                   3,011           (15,037)
                                                                                   --------          --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                             8,458             2,605
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      3,614               239
                                                                                   --------          --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $ 12,072          $  2,844
                                                                                   ========          ========


                                                          REBUILDING SCHEDULE

                                                                     DOUBLE-HULL
        BARGES            CAPACITY IN BARRELS     DOUBLE-HULL      REDELIVERY DATE      MARRIED TUGBOAT       HORSEPOWER
        ------            -------------------     -----------      ---------------      ---------------       ----------
MARITRANS 400                   380,000                YES                **          CONSTITUTION              11,000
MARITRANS 300                   265,000                YES                **          LIBERTY                    7,000
M 254                           250,000                YES               2002         INTREPID                   6,000
M 252                           250,000                YES               2002         NAVIGATOR                  6,000
M 244                           245,000                YES               2000         SEAFARER                   6,000
OCEAN 215                       210,000                NO                             FREEDOM                    6,000
OCEAN 211                       207,000                NO                             INDEPENDENCE               6,000
OCEAN 210                       207,000                NO                             COLOMBIA                   6,000
M 214                           214,000                YES               2004         HONOUR                     6,000
OCEAN 193                       178,000                NO             EST. 2005       ENTERPRISE                 6,000
M 192                           175,000                YES               1998         VALOUR                     6,000



OIL TANKERS               CAPACITY IN BARRELS      DOUBLE-HULL
-----------               -------------------      -----------
ALLEGIANCE                      252,000                NO
PERSEVERANCE                    252,000                NO


INTEGRITY                       265,000                YES                **
DILIGENCE                       265,000                YES                **

    ** These vessels were originally built with double-hulls.

